UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

H&E Equipment Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51759	81-0553291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 Pecue Lane
Baton Rouge, Louisiana		70809
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 225 298-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 13, 2023, the Board of Directors (the “Board”) of H&E Equipment Services, Inc. (the “Company”) appointed Suzanne H. Wood as director of the Company. In connection with Ms. Wood’s appointment as a director of the Company, the size of the Board was expanded from ten (10) to eleven (11) directors. Ms. Wood does not currently serve on any committees of the Company.

Ms. Wood, age 63, was Senior Vice President and Chief Financial Officer of Vulcan Materials Company from September 2018 to August 2022 and also served as Secretary from September 2019 to December 2019. From 2012 to 2018, she served as Group Finance Director and Chief Financial Officer of Ashtead Group plc, a FTSE 50 international equipment rental company serving the construction industry and other markets. Prior to that, she was Executive Vice President and Chief Financial Officer of Sunbelt Rentals, Inc., the North American subsidiary of Ashtead Group plc. As a certified public accountant, she also previously held Chief Financial Officer positions at Tultex Corporation and Oakwood Homes Corporation. She currently serves on the board of directors as the Senior Independent Director and is chair of the audit committee of RELX Group, a FTSE 25 global professional information and analytics company. She also serves on the board of directors and is chair of the audit committee of Ferguson plc, a leading distributor of plumbing and heating products in North America.

There are no arrangements or understandings between Ms. Wood and any other persons pursuant to which Ms. Wood was selected as a director of the Company. Ms. Wood does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Ms. Wood is a party or in which she participates that is entered into, or material amendment in connection with the triggering event, or any grant or award to Ms. Wood or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are also no family relationships between Ms. Wood and any director or executive officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 13, 2023, the Board of the Company amended Article III, Section 2 of the Company’s Bylaws to increase the maximum number of directors on the Board from ten (10) to eleven (11) directors. The amended provision provides that the number of directors which shall constitute the Board shall be between five (5) and eleven (11).

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of the Company, dated as of March 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 14, 2023	By:	/s/ Leslie S. Magee
Leslie S. Magee Chief Financial Officer